Exhibit 21.1

List of Subsidiaries

Name	Jurisdiction of Incorporation or Organization
Oaktree Capital I,L.P.	USA
Brookfield OCM Holdings II, LLC	USA
Brookfield OCM Holdings, LLC	USA
Oaktree Opportunities Fund XI (Parallel), L.P.	Cayman Islands
Oaktree Opportunities Fund XI (Parallel) AIV (Cayman), L.P.	Cayman Islands
Oaktree Opportunities Fund XI (Parallel) AIV (Delaware), L.P.	USA
Oaktree Opportunities Fund XI Holdings (Cayman), L.P.	Cayman Islands
Oaktree Opportunities Fund XI Holdings (Delaware), L.P.	USA
OCM Luxembourg Opps XI Sarl	Luxembourg
Oaktree Opportunities Fund XI REIT, LLC	USA
Feeder 3 Opps CFO Sub LLC	USA
Feeder 3 Opps Sub LLC	USA
Feeder 3 CFO Sub LLC	USA
Feeder 3 CFO Pledgor LLC	USA
Feeder 3 Sub, LLC	USA
Feeder 3 Pledgor, LLC	USA
BOH Opps XI LLC	USA
Oaktree Opportunities Fund XII (Parallel), L.P.	Cayman Islands
Oaktree Opportunities Fund XII (Parallel) AIV 2 (Cayman), L.P.	Cayman Islands
Oaktree Opportunities Fund XII (Parallel) AIV 1 (Cayman), L.P.	Cayman Islands
Oaktree Opportunities Fund XII Holdings (Cayman), L.P.	Cayman Islands
Oaktree Opportunities Fund XII Holdings (Delaware), L.P.	USA
OCM Luxembourg OPPS XII S.à r.l.	Luxembourg

Oaktree Opportunities XII (Singapore) Holdings Pte. Ltd.	Singapore
Feeder 6 Opps Sub LLC	USA
Feeder 6 Sub LLC	USA
Feeder 6 Pledgor LLC	USA
Oaktree Opportunities Fund XII BF AIV (Cayman), L.P.	Cayman Islands
Oaktree Opportunities Fund XII (Main-Parallel) AIV (Acquisition), L.P.	USA
Opportunities Fund XII (Parallel) AIV (Acquisition), L.P	USA
Oaktree Opportunities Fund XII (Parallel) AIV (PT), L.P.	USA